                                                                     EXHIBIT 4.3

                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (this "Agreement"), dated as of the 17th day of May, 2001, is made and entered into by and between ROXIO, INC., a Delaware corporation (the "Company"), and VIRGIN HOLDINGS, INC., a Delaware corporation (together with its permitted assigns, the "Warrantholder").

                                R E C I T A L S

     WHEREAS, the Company and the Warrantholder are parties to that certain Strategic Relationship Agreement, dated as of the date hereof (the "Strategic Relationship Agreement"), pursuant to which, among other things, the Warrantholder will provide Strategic Advice (as defined in the Strategic Relationship Agreement) to the Company; and

     WHEREAS, in order to provide consideration of the Warrantholder's obligations made under the Strategic Relationship Agreement, the Company hereby grants to the Warrantholder, effective as of the date hereof (the "Grant Date"), a warrant to purchase 117,647 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), subject to and upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.   Grant of Warrant.  This Agreement evidences the Company's grant to the
     ----------------
     Warrantholder of the right and option to purchase (the "Warrant"), subject to and on the terms and conditions set forth herein, 117,647 shares of the Company's Common Stock, subject to adjustment in accordance herewith (the "Shares"), at a price equal to $8.50 per Share, subject to adjustment in accordance herewith (the "Exercise Price"), exercisable from time to time as provided in Section 2 hereof prior to the close of business on the day before the third anniversary of the Grant Date, unless earlier terminated pursuant to Section 6(c) hereof (at any such time, the "Expiration Date").

2.   Exercisability of Warrant.
     -------------------------

     (a) This Warrant shall vest in full upon its issuance. The Warrant is exercisable, in whole or in part, at any time from the Grant Date until the Expiration Date as follows: (i) 29,412 Shares shall become exercisable on the date (each, a "Determination Date") which is August 17, 2001, so long as, as of such Determination Date, there is no existing reasonable claim made in good faith and in writing by the Company to the Warrantholder ("Notice") that the Warrantholder has materially failed to provide the Strategic Advice in accordance with the terms and conditions of the Strategic Relationship Agreement (a "Dispute"); (ii) 29,412 Shares become exercisable on November 17, 2001, so long as, as of such Determination Date, there is no Dispute;
          (iii) 29,412 Shares become exercisable on February 17, 2002, so long as, as of such Determination Date, there is no Dispute; and (iv) 29,411 Shares become exercisable on May 17, 2002, so long as, as of such Determination Date, there is no Dispute.

     (b) In the event that a Dispute exists as of any Determination Date, if the Warrantholder shall contact the Company within ten (10) business days after receipt of Notice (the "10-Day Cure Period") to schedule a meeting to occur within the 10-Day Cure Period during which the parties will work together to cure such Dispute (and such meeting is actually held during such 10-Day Cure Period other than through no fault of the Warrantholder or other than as mutually agreed by the parties), those Shares which would have become exercisable on such Determination Date but for such Dispute shall become exercisable unless such Dispute becomes the basis for termination of the Strategic Relationship Agreement in accordance with Section 4(b)(ii) thereof. Notwithstanding anything herein to the contrary, the Warrant will not become exercisable with respect to such Shares due to become exercisable on a Determination Date if, on or as of such Determination Date, the Strategic Relationship Agreement has been or is terminated in accordance with its terms. In addition, if the Term (as defined in the Strategic Relationship Agreement) of the Strategic Relationship Agreement is extended in accordance with Section 4(f) thereof, any Shares that have not yet become exercisable shall immediately thereafter become exercisable.

     (c) If, at any time of exercise, the Warrantholder does not purchase all of the Shares to which the Warrantholder is entitled under this Agreement, the Warrantholder has the right thereafter to purchase any such Shares not so purchased and such right shall continue until the Expiration Date. The Warrant shall only be exercisable in respect of whole Shares, and, in lieu of fractional interests, the Company shall pay the Warrantholder a sum in cash equal to such fraction multiplied by the then-effective Exercise Price. Certificates for Shares so purchased, together with any other securities or property to which the Warrantholder is entitled upon such exercise, shall be delivered to the Warrantholder by the Company at the Company's expense promptly after this Warrant has been so exercised. Each such certificate shall be in such denominations of Common Stock as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder.

3.   Method of Exercise of Warrant.
     -----------------------------

     (a) The Warrant shall be exercisable by the delivery to the Secretary of the Company of a written notice accompanied by (i) delivery of an executed Exercise Agreement in the form attached hereto as Exhibit A and (ii) unless an election is made by the Warrantholder under Section 3(b) hereof, payment of the full purchase price of the Shares to be purchased upon such exercise. Unless an election is made by the Warrantholder under Section 3(b) hereof, payment shall be made in cash in the form of a certified or cashier's check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.

     (b) In lieu of exercising this Warrant for cash, the Warrantholder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with an executed Exercise Agreement in the form attached hereto as Exhibit A,
                                                                     ---------
          in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

                         X = Y (A-B)
                             -------
                                A

          Where:

          X = the number of Shares to be issued to the Warrantholder.

          Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation).

          A = the Fair Market Value (as defined below) of one share of Common Stock.

          B = the Exercise Price (as adjusted to the date of such calculation).

          "Fair Market Value" shall be (i) if the Common Stock of the Company is publicly traded on a national securities exchange or The Nasdaq Stock Market, the average of the closing prices of the Common Stock on such exchange or market over the five (5) trading days ending immediately prior to the date on which the Company receives the applicable Exercise Agreement, (ii) if the Common Stock is actively traded over-the-counter, the average of the closing bid prices over the five (5)- day period ending immediately prior to the date on which the Company receives the applicable Exercise Agreement and (iii) if there is no active public market, the value determined in good faith by the Board of Directors of the Company.

4.   Warrant Not Transferable.  This Warrant may be exercised only by, and
     ------------------------
     Shares issuable pursuant to this Warrant shall be issued only to, the
     Warrantholder.   Prior to the first anniversary of the date hereof, except
     as provided below, the Warrantholder shall not voluntarily sell, assign, transfer, pledge, hypothecate, encumber, dispose, loan, gift, attach or levy ("Transfer") this Warrant or any interest in this Warrant, other than
            --------
     to any Affiliate (defined below) of the Warrantholder that has agreed in writing to be bound by the terms hereof, without the prior written consent of the Company, not to be unreasonably withheld or delayed. Any Transfer or purported Transfer of this Warrant or any interest herein shall be null and void unless the provisions of this Section 4 are strictly observed and followed. For purposes of this Agreement, the term "Affiliate" has the meaning set forth in Rule 501(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

5.   Shares Fully Paid; Reservation of Shares; Inconsistent Agreements.  The
     -----------------------------------------------------------------
     Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free of all taxes, liens and changes with respect to the issue thereof. The Company further covenants and agrees that, at all times during which this Warrant may be exercised, the Company will have authorized and reserved, for the purpose of issue upon exercise hereof, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. Subject to Section 8 hereof, the Company will take reasonable steps to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

6.   Adjustment and Termination upon Certain Events.  The Exercise Price and the
     ----------------------------------------------
     number of Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6. Upon each adjustment of the Exercise Price, the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from the adjustment.

     (a) If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall be forthwith proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price as provided herein, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this
          Section 6(a) shall become effective at the close of business on the date of the subdivision or combination becomes effective or as of the record date of such dividend, or in the event that no record date is fixed, upon making of such dividend.

     (b) In case of (i) any reclassification, capital reorganization, or change or conversion in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above) or (ii) any dividend or distribution of Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), or other securities which are at any time directly or indirectly convertible into or exchangeable for any other securities of the Company or another issuer, cash, evidence of indebtedness of the Company or another issuer or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right at any time prior to the expiration of this

          Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by the Warrantholder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any Shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price as provided herein; provided further the aggregate purchase price shall remain the same.

     (c) Notwithstanding anything else contained herein to the contrary, the Warrant to the extent not previously exercised shall terminate upon
          (i) the liquidation or dissolution of the Company, (ii) the closing of a sale of all or substantially all of the Company's assets, or (iii) the closing of the acquisition of the Company by another entity by means of a merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity.

     (d) Promptly after any adjustment to the number or class of Shares subject to this Warrant and the Exercise Price, the Company shall give written notice thereof to the Warrantholder, setting forth in reasonable detail and certifying the calculation of such adjustment. In case of any of the events described in Section 6(c) above, the Company shall give reasonable prior written notice thereof to the Warrantholder, which shall be at least 15 days prior to each such event, setting forth in reasonable detail a description of any such event including, among other things, the date on which the event is scheduled to occur; provided, however, if a record date is set by the Company with respect to any such event, the Company will provide the Warrantholder reasonable prior written notice of such record date, which shall be at least 15 days prior to such record date. Any and all notices shall be delivered in accordance with Section 10 below.

7.   Restrictions on Sale and Transfer of Shares.  Prior to the first
     -------------------------------------------
     anniversary of the date hereof, except as provided below, the Warrantholder shall not voluntarily Transfer the Shares received by the Warrantholder upon such exercise or any interest in such Shares, other than to any Affiliate of the Warrantholder that has agreed in writing to be bound by the terms of this Agreement, without the prior written consent of the Company, not to be unreasonably withheld or delayed . Any Transfer or purported Transfer of any Shares acquired pursuant to this Agreement or any interest therein shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed and followed. Notwithstanding the foregoing, the Warrantholder, prior to the first anniversary of the date hereof, may exercise its piggy-back registration rights under the Registration Rights Agreement, dated as of the date hereof, between the Company and the Warrantholder (the "Registration Rights Agreement") to sell Shares in a registered public offering, and thereafter may sell such Shares pursuant to such registered public offering in accordance with the terms and conditions of the Registration Rights Agreement.

8.   Compliance; Application of Securities Laws.  This Agreement and the offer,
     ------------------------------------------
     issuance and delivery of the Warrant and the Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In furtherance of the foregoing, the Warrantholder covenants and agrees that it will not exercise the Warrant during the Registration Period (as defined below) except pursuant to Section 3(b) hereof. For purposes hereof, "Registration Period" means the period of time between (i) the date of the initial filing of the registration statement of the Company's securities for which notice was given to the Warrantholder pursuant to Section 2 of the Registration Rights Agreement and (ii) the earlier to occur of (x) the termination of such registration prior to the effective time of such registration and (y) 180 days after the effective time of such registration.

9.   Investment Representations.  By execution of this Agreement, the
     --------------------------
     Warrantholder makes the representations set forth below to the Company and acknowledges that the Company's reliance on federal and state securities law exemptions from registration and qualification is predicated, in part, on such representations (all such representations being made as of the date hereof):

     (a) No Intent to Sell. The Warrantholder represents that it is acquiring the Warrant and the Shares solely for its own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution of all or any portion of the Warrant or the Shares within the meaning of the Securities Act, or applicable state securities laws.

     (b) Accredited Investor. The Warrantholder represents that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

     (c) No Reliance on Company. In evaluating the merits and risks of an investment in the Warrant and the Shares, the Warrantholder represents that it has and will rely upon the advice of its own legal counsel, tax advisors, and/or investment advisors. Accordingly, the Warrantholder hereby represents and warrants that it has reviewed the legal, accounting, tax and other economic aspects of the Warrantholder's investment with the Warrantholder's own advisors and is not relying on the Company for any legal, tax, accounting or other advice involved in the Warrantholder's investment in the Company.

     (d) Relationship to and Knowledge About Company. The Warrantholder represents that it is knowledgeable about the Company and has a business relationship with the Company. As a result of such relationship, it is familiar with, among other characteristics, the Company's business and financial circumstances. The Warrantholder has received all information it considers necessary or appropriate for deciding whether to purchase the Warrant and the Shares hereunder, including without limitation, a copy of the Company's Form 10, as amended, filed with the Securities and Exchange Commission. The

          Warrantholder represents that it has formed its own conclusions regarding the condition of the Company in response to the parties' express intention and agreement that the sale hereunder will be without representation and warranty of any kind (express or implied) regarding the Company, the Warrant and the Shares. The Purchaser will rely solely on its own business judgment and investigations with respect to the Company, the Warrant and the Shares.

     (e) Restrictions on Warrant and Shares. The Warrantholder represents that it understands that the Warrant and the Shares are and will be characterized as "restricted securities" under the federal securities laws since the Warrant and the Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Warrantholder represents that it will not to make any disposition of all or any portion of the Warrant or the Shares, except in compliance with all applicable federal and state securities laws and unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) such disposition is made in accordance with Rule 144 under the Securities Act; or (c) the Warrantholder notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Warrantholder furnishes the Company with an opinion of counsel acceptable to the Company's counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws. The Warrantholder represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Warrant or Shares or file any registration statement under either federal or state securities laws,

     (f) No General Solicitation. The Warrantholder represents that it was not presented with or solicited by any promotional meeting or material relating to the Warrant or the Shares.

     (g) Share Certificate Legend. The Warrantholder represents that it understands and acknowledges that any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the following legend:

          "OWNERSHIP OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AN AGREEMENT WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION, A COPY OF WHICH IS AVAILABLE

          FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE COMPANY."

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS."

10.  Notices.  All notices, demands and other communications provided for or
     -------
     permitted under this Agreement shall be made in writing and will either be
     (i) personally delivered, (ii) sent by postage prepaid certified mail, return receipt requested, (iii) delivered by courier service, (iv) transmitted by facsimile with confirmation of receipt by telephone, or (v) transmitted by e-mail with confirmation of receipt by telephone, and will be deemed to have been given when received, to:

          If to the Company, to:

          Roxio, Inc.
          461 South Milpitas Boulevard
          Milpitas, CA  95035
          Attention: Chief Executive Officer with a copy to internal counsel
          Facsimile:  408-957-7963
          e-mail: gorog@roxio.com; growney@roxio.com

          with a copy to:

          O'Melveny & Myers LLP
          990 Marsh Road
          Menlo Park, CA  94025
          Attention:  David A. Krinsky, Esq.
          Facsimile: 650-473-2601
          e-mail: dkrinsky@omm.com

          If to the Warrantholder, to:

          Virgin Holdings, Inc.
          c/o EMI Recorded Music, New Media Group
          1750 N. Vine Street, YV-3
          Hollywood, CA  90028
          Attention:  Robyn L. Glaser, VP, Business & Legal Affairs, New Media
          Facsimile:  (323) 769-4553
          e-mail:  robyn.glaser@emicap.com
     or to such other person or at such other address as either party shall hereafter designate.

11.  Further Assurances.  Each of the parties hereto shall use its reasonable
     ------------------
     and diligent best efforts to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

12.  Modifications, Amendments and Waivers.  This Agreement may not be amended,
     -------------------------------------
     modified or altered except by a written instrument executed by both parties hereto in the same manner in which this Agreement has been executed.

13.  Entire Agreement.  This Agreement is intended to embody the final, complete
     ----------------
     and exclusive agreement among the parties with respect to the Warrant and the purchase of the Shares represented thereby, is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

14.  Governing Law and Venue.  This Agreement is to be governed by and construed
     -----------------------
     in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such state, and without regard to the conflicts of laws principles thereof.

15.  Binding Effect; Assignment.  This Agreement and the rights, covenants,
     --------------------------
     conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Except as provided in Section 4 hereof, this Agreement may not be assigned by the Warrantholder without the prior written consent of the Company.

16.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
     of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

17.  Section Headings.  The section headings of this Agreement are for
     ----------------
     convenience of reference only and shall not be deemed to alter or affect any provision hereof.

18.  Representation by Counsel.  Any rule of law, including but not limited to,
     -------------------------
     Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

19.  Survival.  The representations, warranties and agreements shall survive
     --------
     acceptance of this Agreement by the Company, exercise of the Warrant and payment of the Exercise Price for the Shares by the Warrantholder and the issuance of the Shares to the Warrantholder.

20.  Severability.  Every provision of this Agreement is intended to be
     ------------
     severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

21.  Issue Tax.  The issuance of certificates for the Shares upon the exercise
     ---------
     of any portion of this Warrant shall be made without charge to the Warrantholder for any issue tax (other than any applicable income taxes) in respect thereof; provided, that the Company shall not be required to pay
                      --------
     any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in the name other than that of the Warrantholder exercising this Warrant.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                        ROXIO, INC.,
                                        a Delaware corporation

                                        By:   /s/ Wm. Christopher Gorog
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------


                                        VIRGIN HOLDINGS, INC.
                                        a Delaware corporation

                                        By:   /s/ Jay A. Samit
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------

EXHIBIT A

                                  ROXIO, INC.

                              EXERCISE AGREEMENT

     THIS EXERCISE AGREEMENT (this "Agreement") dated as of the ____ day of ______________, _____, by and between ROXIO, INC., a Delaware corporation (the "Company"), and ________________ (the "Purchaser").

R E C I T A L S

     WHEREAS, the Company has granted to the Purchaser a Warrant (the "Warrant") to purchase a designated amount of authorized but unissued shares of common stock of the Company and in connection therewith, the Company and the Purchaser entered into that certain Warrant Agreement dated as of May __, 2001 (the "Warrant Agreement") of which this Agreement is a part and incorporated therein;

     WHEREAS, the Purchaser desires to exercise the Warrant and purchase from the Company and the Company wishes to issue and sell to the Purchaser _______ shares of its common stock, par value $0.001 per share (the "Common Stock"), at a price equal to $8.50 per share, in accordance with and subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Purchase and Sale of Common Stock.  The Company shall deliver to the
     ---------------------------------
     Purchaser a stock certificate representing the shares of Common Stock against delivery to the Company by the Purchaser of the purchase price in the sum of $________ (which represents the product of the $8.50 price per share and the number of shares listed above, the "Purchase Price"), except if the Purchaser is exercising the Warrant pursuant to Section 3(b) of the Warrant Agreement, in which case the Purchaser shall so indicate by marking the space provided below.

          _____   Exercise Pursuant to Section 3(b) of the Warrant Agreement

2.   Investment Representations.  The Purchaser acknowledges that the shares of
     --------------------------
     Common Stock are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser hereby affirms as made as of the date hereof the representations, covenants and agreements made in
     Section 9 of the Warrant Agreement and such representations, covenants and agreements are incorporated herein by this reference. The Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the Purchase Price. The Purchaser has received the Company's consolidated financial information which includes information material to the Company's financial condition, operations and prospects. The Purchaser also understands and acknowledges the restrictive legend provision contained in the Warrant Agreement.

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

3.   Restrictions on Shares.  The shares of Common Stock acquired pursuant to
     ----------------------
     Section 1 hereof are subject to and the Purchaser agrees to be bound by the provisions of the Warrant Agreement, incorporated herein by this reference.

4.   Miscellaneous.  This Agreement shall be governed by and construed and
     -------------
     enforced in accordance with the laws of the state of California. This Agreement and the Warrant Agreement, together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.
     This Agreement may be amended by mutual agreement of the parties. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

                            [Signature Page Follows]

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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                        ROXIO, INC.,


                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                        [PURCHASER]


                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________


                                      A-3